                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT


                                               Settlement Date          2/28/99
                                               Determination Date       3/10/99
                                               Distribution Date        3/15/99

I.      All Payments on the Contracts                                                                                  5,555,439.64
II.     All Liquidation Proceeds on the Contracts with
          respect to Principal                                                                                           695,471.98
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                        191,420.00
VI.     Distribution from the Reserve Account                                                                            207,432.35
VII.    Deposits from the Pay-Ahead Account
          (including Investment Earnings)                                                                                 18,890.20
VIII.   Transfers to the Pay-Ahead Account                                                                               (10,166.29)

IX.     Less:  Investment Earnings distributions                                                                               0.00
          (a)  To Sellers with respect to the Collection
               Account                                                                                                         0.00
          (b)  To Sellers with respect to the Pay-Ahead
               Account

Total available amount in Collection Account                                                                          $6,658,487.88
                                                                                                                     ==============


DISTRIBUTION AMOUNTS                                              Cost per $1000
-------------------------------------------                    ----------------------

1.   (a)  Class A-1 Note Interest Distribution                                                         0.00
     (b)  Class A-1 Note Principal Distribution                                                        0.00
          Aggregate Class A-1 Note Distribution                     0.00000000                                                 0.00

2.   (a)  Class A-2 Note Interest Distribution                                                         0.00
     (b)  Class A-2 Note Principal Distribution                                                        0.00
          Aggregate Class A-2 Note Distribution                     0.00000000                                                 0.00

3.   (a)  Class A-3 Note Interest Distribution                                                   242,783.24
     (b)  Class A-3 Note Principal Distribution                                                5,605,003.78
          Aggregate Class A-3 Note Distribution                   115.56891344                                         5,847,787.02

4.   (a)  Class A-4 Note Interest Distribution                                                   194,270.83
     (b)  Class A-4 Note Principal Distribution                                                        0.00
          Aggregate Class A-4 Note Distribution                     5.20833324                                           194,270.83

5.   (a)  Class A-5 Note Interest Distribution                                                   168,755.00
     (b)  Class A-5 Note Principal Distribution                                                        0.00
          Aggregate Class A-5 Note Distribution                     5.35000000                                           156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                   128,375.00
     (b)  Class A-6 Note Principal Distribution                                                        0.00
          Aggregate Class A-6 Note Distribution                     5.41666667                                           128,375.00

7.   (a)  Class B Note Interest Distribution                                                      59,285.00
     (b)  Class B Note Principal Distribution                                                          0.00
          Aggregate Class B Note Distribution                       5.56666667                                            59,285.00

8.   (a)  Class C Note Interest Distribution                                                      98,822.83
     (b)  Class C Note Principal Distribution                                                          0.00
          Aggregate Class C Note Distribution                       5.70833312                                            98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                           69,046.47
     (b)  Reimbursement of prior Monthly Advances                                                104,145.73
           Total Servicer Payment                                                                                        173,192.20

10.  Deposits to the Reserve Account                                                                                           0.00

Total Distribution Amount from Collection Account                                                                     $6,658,487.88
                                                                                                                     ==============

Reserve Account distributions to Sellers

     (a)  Amounts to the Sellers (Chase USA)
          from Excess Collections                                                                      0.00

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                                  Page 1 of 4



     (b)  Amounts to the Sellers (Chase Manhattan
          Bank) from Excess Collections                                                                0.00
     (c)  Distribution from the Reserve Account to
          the Sellers(Chase USA)                                                                  36,922.28
     (d)  Distribution from the Reserve Account to
          the Sellers(Chase Manhattan Bank)                                                       36,046.66
          Total Amounts to Sellers(Chase USA &
            Chase Manhattan Bank)                                                                                         72,968.94
                                                                                                                     ==============


                 INTEREST
-------------------------------------------

1.   Current Interest Requirement
     (a) Class A-1 Notes    @           5.845%                                                         0.00
     (b) Class A-2 Notes    @           6.028%                                                         0.00
     (c) Class A-3 Notes    @           6.140%                                                   242,783.24
     (d) Class A-4 Notes    @           6.250%                                                   194,270.83
     (e) Class A-5 Notes    @           6.420%                                                   156,755.00
     (f) Class A-6 Notes    @           6.500%                                                   128,375.00
             Aggregate Interest on Class A Notes                                                                         722,184.07

     (g) Class B Notes @                6.680%                                                                            69,386.00
     (h) Class C Notes @                6.850%                                                                            98,822.83


2.   Remaining Interest Shortfall

     (a) Class A-1 Notes                                                                               0.00
     (b) Class A-2 Notes                                                                               0.00
     (c) Class A-3 Notes                                                                               0.00
     (d) Class A-4 Notes                                                                               0.00
     (e) Class A-5 Notes                                                                               0.00
     (f) Class A-6 Notes                                                                               0.00

     (g) Class B Notes                                                                                 0.00

     (h) Class C Notes                                                                                 0.00

3.   Total Distribution of Interest                               Cost per $1000
                                                               ----------------------
     (a) Class A-1 Notes                                            0.00000000                         0.00
     (b) Class A-2 Notes                                            0.00000000                         0.00
     (c) Class A-3 Notes                                            4.79808775                   242,783.24
     (d) Class A-4 Notes                                            5.20833324                   194,270.83
     (e) Class A-5 Notes                                            5.36000000                   156,765.00
     (f) Class A-6 Notes                                            5.41666667                   128,375.00
             Total Aggregate Interest on Class A Notes                                                                   722,184.07

     (g) Class B Notes                                              5.56666667                                            59,285.00

     (h) Class C Notes                                              5.70833312                                            98,822.83



                PRINCIPAL
-------------------------------------------
                                                                  No. of Contracts
                                                               ----------------------
1.   Amount of Stated Principal Collected                                                      1,497,867.41
2.   Amount of Principal Prepayment Collected                           116                    2,899,577.16
3.   Amount of Liquidated Contract                                       17                    1,207,559.21
4.   Amount of Repurchased Contract                                       0                            0.00

       Total Formula Principal Distribution Amount                                                                     6,605,003.78

5.   Principal Balance before giving effect to Principal                                        Pool Factor
     Distribution                                                                                -----------
     (a) Class A-1 Notes                                                                          0.0000000                    0.00
     (b) Class A-2 Notes                                                                          0.0000000                    0.00
     (c) Class A-3 Notes                                                                          0.9377370           47,449,493.20
     (d) Class A-4 Notes                                                                          1.0000000           37,300,000.00
     (e) Class A-5 Notes                                                                          1.0000000           29,300,000.00
     (f) Class A-6 Notes                                                                          1.0000000           23,700,000.00

     (g) Class B Notes                                                                            1.0000000           10,650,000.00

     (h) Class C Notes                                                                            1.0000000           17,312,029.25

6.   Remaining Principal Shortfall
     (a) Class A-1 Notes                                                                                                       0.00


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


     (b) Class A-2 Notes                                                                                                       0.00
     (c) Class A-3 Notes                                                                                                       0.00
     (d) Class A-4 Notes                                                                                                       0.00
     (e) Class A-5 Notes                                                                                                       0.00
     (f) Class A-6 Notes                                                                                                       0.00

     (g) Class B Notes                                                                                                         0.00

     (h) Class C Notes                                                                                                         0.00

7.   Principal Distribution                                       Cost per $1000
                                                               ----------------------
     (a) Class A-1 Notes                                             0.00000000                                                0.00
     (b) Class A-2 Notes                                             0.00000000                                                0.00
     (c) Class A-3 Notes                                           110.77082569                                         5,605,003.78
     (d) Class A-4 Notes                                             0.00000000                                                0.00
     (e) Class A-5 Notes                                             0.00000000                                                0.00
     (f) Class A-6 Notes                                             0.00000000                                                0.00

     (g) Class B Notes                                               0.00000000                                                0.00

     (h) Class C Notes                                               0.00000000                                                0.00


8.   Principal Balance after giving effect to
     Principal Distribution                                                                     Pool Factor
                                                                                                -----------
     (a) Class A-1 Notes                                                                          0.0000000                    0.00
     (b) Class A-2 Notes                                                                          0.0000000                    0.00
     (c) Class A-3 Notes                                                                          0.8269662            41,844,489.42
     (d) Class A-4 Notes                                                                          1.0000000            37,300,000.00
     (e) Class A-5 Notes                                                                          1.0000000            29,300,000.00
     (f) Class A-6 Notes                                                                          1.0000000            23,700,000.00

     (g) Class B Notes                                                                            1.0000000            10,650,000.00

     (h) Class C Notes                                                                            1.0000000            17,312,029.25


                POOL DATA
-------------------------------------------
                                                                                                 Aggregate
                                                                      No. of Contracts        Principal Balance
                                                                      ----------------        -----------------
1.   Pool Stated Principal Balance as of 2/28/99                           5,938               160,106,518.67

2.   Delinquency Information                                                                                            % Delinquent
                                                                                                                        ------------
     (a) 31-59 Days                                                           93                 1,217,692.73              0.761%
     (b) 60-89 Days                                                           33                   553,614.37              0.346%
     (c) 90-119 Days                                                          15                   323,974.76              0.202%
     (d) 120 Days +                                                            0                         0.00              0.000%

3.   Contracts Repossessed during the Due Period                               0                         0.00

4.   Current Repossession Inventory                                            2                    18,639.63

5.   Aggregate Net Losses for the preceding Collection Period

     (a)  Aggregate Principal Balance of Liquidated
          Receivables                                                         17                 1,207,559.21
     (b)  Net Liquidation Proceeds on any Liquidated
          Receivables                                                                              695,471.98
                                                                                               --------------
     Total Aggregate Net Losses for the preceding
     Collection Period                                                                                                   512,087.23

6.   Aggregate Losses on all Liquidated Receivables
     (Year-To-Date)                                                                                                      810,711.82

7.   Aggregate Net Losses on all Liquidated Receivables
     (Life-To-Date)                                                          243                                       3,638,756.18

8.   Weighted Average Contract Rate of all Outstanding
     Contracts                                                                                                                9.390%

9.   Weighted Average Remaining Term to Maturity of all
     Outstanding Contracts                                                                                                  128.705




             TRIGGER ANALYSIS
-------------------------------------------
1.   (a)  Average 60+ Delinquency Percentage                1.101%
     (b)  Delinquency Percentage Trigger in effect?                           NO

2.   (a)  Average Net Loss Ratio                            0.133%

     (b)  Net Loss Ratio Trigger in effect?                                   NO
     (c)  Net Loss Ratio (using ending Pool Balance)        0.171%

3.   (a)  Servicer Replacement Percentage                   0.251%
     (b)  Servicer Replacement Trigger in effect?                             NO



              MISCELLANEOUS
-------------------------------------------
1.   Monthly Servicing Fees                                                                                               69,046.47

2.   Servicer Advances                                                                                                   191,420.00

3.   (a)  Opening Balance of the Reserve Account                                                                       7,457,018.61
     (b)  Deposits to the Reserve Account                                                                0.00
     (c)  Investment Earnings in the Reserve Account                                                28,176.12
     (d)  Distribution from the Reserve Account                                                   (280,401.29)
     (e)  Ending Balance of the Reserve Account                                                                        7,204,793.34

4.   Specified Reserve Account Balance                                                                                 7,204,793.34

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                       248,408.74
     (b)  Deposits to the Pay-Ahead Account from the
          Collection Account                                                                        10,166.29
     (c)  Investment Earnings in the Pay-Ahead Account                                                   0.00
     (d)  Transfers from the Pay-Ahead Account to the
          Collection Account                                                                       (18,890.20)
     (e)  Ending Balance in the Pay-Ahead Account                                                                        239,684.83






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